                                                                EXHIBIT 10.25(A)





                              LONG-TERM AGREEMENT

                    FOR THE PURCHASE AND SALE OF ELECTRICITY

                                    BETWEEN

                          SIERRA PACIFIC POWER COMPANY

                                      AND

                             FAR WEST CAPITAL, INC.

                              LONG-TERM AGREEMENT

                    FOR THE PURCHASE AND SALE OF ELECTRICITY

                                    BETWEEN

                          SIERRA PACIFIC POWER COMPANY

                                      AND

                             FAR WEST CAPITAL, INC.

                               Table of Contents



Section                         Title                   Page
-------                         -----                   ----

1.      RECITALS....................................     1

2.      DEFINITIONS.................................     2

3.      EXHIBITS....................................     4

4.      TERM AND TERMINATION........................     4

5.      REMEDIES....................................     5

6.      SALE OF CAPACITY AND ENERGY.................     5

7.      DETERMINATION OF COMMERCIAL OPERATION DATE
        AND CONTRACT RATING.........................     6

8.      RATE........................................     7

9.      PROJECT SCHEDULE............................     9

10.     METERING....................................     9

11.     SELLER'S PURCHASE OF CAPACITY AND ENERGY....    10

12.     PAYMENT.....................................    10

13.     MAINTENANCE.................................    11

14.     CONTINUITY OF DELIVERIES....................    12

15.     PROJECT DESIGN, CONSTRUCTION, AND OPERATION.    12

16.     INTERCONNECTION.............................    14

17.     CONDITIONS..................................    15


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18.    LIABILITY AND INDEMNIFICATION..............  16

19.    INSURANCE..................................  17

20.    PERMITS, LICENSES, AND AUTHORIZATIONS......  18

21.    NOTICES....................................  18

22.    FORCE MAJEURE..............................  19

23.    SUCCESSORS IN INTEREST.....................  21

24.    ASSIGNMENT.................................  21

25.    COLLATERAL ASSIGNMENTS.....................  21

26.    ENTIRE AGREEMENT...........................  22

27.    GOVERNING LAW..............................  22

28.    PSCN APPROVAL..............................  22

29.    NOTICE OF SALE OF PROJECT..................  23

30.    DISPUTE RESOLUTION.........................  24

31.    MULTIPLE ORIGINALS.........................  24

                              LONG-TERM AGREEMENT
                           FOR THE PURCHASE AND SALE
                                 OF ELECTRICITY

          THIS AGREEMENT for the purchase and sale of electricity is entered into as of the date of its execution by and between SIERRA PACIFIC POWER COMPANY, a Nevada corporation ("Sierra"), and FAR WEST CAPITAL, INC. a Utah Corporation ("Seller"). Seller and Sierra are sometimes referred to individually as "Party" and collectively as "Parties."

1.  RECITALS.  This Agreement is based upon the following facts:
    --------

     a. Sierra is a public utility engaged in the purchase, production, transmission, distribution, and sale of electric capacity and energy; and

     b. Seller proposes to construct and own a 2,000 KW geothermal generating facility located at Steamboat Springs near Sierra's Steamboat Substation in Washoe County in Sierra's Nevada service territory, which facility is expected to be certified as a Qualifying Facility ("QF") as that term is defined below; and

     c. Seller desires to sell the electric capacity and energy produced at Seller's generating facility to Sierra pursuant to the provisions of a long-term contract; and

     d. Sierra purchases the capacity and energy produced by Qualifying Facilities pursuant to provisions of the Public Utility Regulatory Policies Act of 1978 ("PURPA") and the rules and regulations promulgated thereunder by the Federal Energy Regulatory Commission ("FERC"), the California Public Utility Commission

          ("CPUC"), and the Public Service Commission of Nevada ("PSCN").

          In consideration of the premises, and the mutual covenants contained herein, the Parties agree as follows:

2.   DEFINITIONS.  When used with initial capitalizations, whether in the
     -----------
     singular or in the plural, the following terms as used in this agreement shall have the following meanings:

     a. "Adjusted Net Metered Output" shall mean Net Metered Output, as adjusted for system transmission losses, if any, pursuant to Section 8a.

     b. "Agreement" shall mean this Long-Term Agreement for the Purchase and Sale of Electricity.

     c. "Commercial Operation Date" shall mean 2400 hours on the date upon which Seller's Project meets the criteria set forth in Section 7.

     d. "Contract Year" shall mean each one (1) year period commencing on either the Commercial Operation Date or each anniversary of such date thereafter, and ending on the next anniversary of the Commercial Operation Date.

     e. "Contract Rating" shall mean that amount, expressed in kilowatts, as determined in Section 7.

     f. "Interconnection Equipment" shall mean the equipment and facilities required to effect an electrical interface between Sierra's electrical system and Seller's Project including, but not limited to, electric lines, protective equipment, metering and communication equipment.

     g. "Net Metered Output" shall mean all electric capacity and energy produced by Seller's Project less Seller's Project Station Use and transformation and transmission losses, if any, between the meter and the Point of Delivery.

     h. "Point of Delivery" shall mean the point where Seller's electrical conductors contact Sierra's system as it shall exist whenever the deliveries are being made.

     i. "Prudent Electrical Practice(s)" shall mean those practices, methods, and equipment, as changed from time to time, that are commonly used in prudent electrical engineering and operations to design and operate electric equipment.

     j. "Qualifying Facility" shall mean a cogeneration or small power production facility which meets the criteria as defined in Title 18, Code of Federal Regulations, Section 292.201 through 292.207.

     k. "Scheduled Maintenance Periods" shall mean those times during which Seller's Project is shut down for routine scheduled maintenance.

     l. "Seller's Project" or "Project" shall mean the generating facilities owned and operated by the Seller as defined in Section 6.

     m. "Station Use" shall mean the capacity and energy used to operate the Project's auxiliary equipment. Auxiliary equipment includes, but is not limited to, forced and induced draft fans, well pumps, cooling towers, boiler feed pumps, lubricating oil systems, plant lighting, fuel handling systems, control systems, and sump pumps.

3.   EXHIBITS.  The following Exhibits A through N are attached hereto and
     --------
     incorporated herein by reference. Exhibits C, G, H, I, J and K, upon approval by the PSCN of any amendments or supplements to, or replacements of such rules or schedules, shall be modified to reflect such amendments, supplements, or replacements (Exhibits A, B, D, E, F, L, M and N may be modified by mutual agreement of the Parties.)

     Exhibit A   Project Unit Listing
     Exhibit B   Contract Rating
     Exhibit C   Schedule CSPP
     Exhibit D   Payment Schedule
     Exhibit E   Sample Billing Calculations
     Exhibit F   Estimated Project Schedule
     Exhibit G   Rule No. 16, Service Connections, Meters, and
                 Customer's Facility
     Exhibit H   Rule No. 17, Meter Tests and Adjustments of Bills
                 for Error
     Exhibit I   Rate Schedule FSS, Firm Standby Service
     Exhibit J   Rule No. 2 Description of Service
     Exhibit K   Rule No. 15 Cogenerators and Small Power
                 Producers (QFs)
     Exhibit L   SPPCo. Engineering Standard 2.2GN02
     Exhibit M   Facility Wiring Diagram and Specifications
     Exhibit N   Final Interconnection Drawing

4.   TERM AND TERMINATION.  This Agreement shall be effective from the date of
     --------------------
     its execution by both Parties and shall continue thereafter for a term of thirty (30) years after 2400 hours on the Commercial Operation Date (the "Term").

     This Agreement may be terminated at any time by written notice from Sierra to Seller in the event either of the following conditions occur:

     a. Seller fails to meet any one of the Project completion dates specified in Section 9 in this Agreement.

     b. Seller's Project does not deliver any capacity and energy to Sierra during any continuous 180 day period after the Commercial Operation Date of such Project and Seller is not exercising reasonable efforts to resume operation of the Project.

     A notice of termination under this section shall be delivered under the provisions of Section 21.

5.   REMEDIES.  Upon either Party's failure to perform any condition of this
     --------
     agreement, the other Party, except to the extent specifically limited by this Agreement, may exercise any rights or remedies it may have in law or in equity including but not limited to compensation for monetary damages, injunctive relief and specific performance; provided, however, that neither Party shall be liable to the other Party for any indirect, consequential, incidental, punitive or exemplary damages.

6.   SALE OF CAPACITY AND ENERGY.  Seller shall sell and Sierra shall purchase
     ---------------------------
     all capacity and energy generated, available for sale, and delivered to the Point of Delivery from Seller's Project. Seller's Project means a geothermal plant located within Sierra's service territory near Steamboat, Nevada, consisting of two (2) units with a total site specific nameplate rating of 2,000 kilowatts. Specific make, model, and generator nameplate rating for the units are contained in Exhibit A, Project Unit Listing.

     Seller's Project is expected to deliver 1800 kilowatts maximum to Sierra during any hour, subject to seasonal variation. Seller expects to provide 14,000,000 kilowatt hours of energy to Sierra during each Contract Year.


7.   DETERMINATION OF COMMERCIAL OPERATION DATE AND CONTRACT
     --------------------------------------------------------
     RATING.
     -------

     a. Prior to declaring the Project commercially operable, Seller shall demonstrate the Project capability by way of a shakedown period of operation. The period of sustained operation shall be a minimum of thirty (30) continuous days during which period the plant shall be generating a minimum of 500 hours. The average generation net output level during the 500 hours shall be at least 1200 kW. Seller's demonstration shall include a showing of the operability of the Project's auxiliary equipment as noted in Section 2.m.

     b. Seller shall notify Sierra that the Project capability demonstration is complete and certify that the project is commercially operable. Sierra shall review recorded data to verify the certification.

     c. Coincident with or subsequent to Sierra's review of the data, Seller may begin the test period for determination of the Contract Rating. Said test period shall consist of 100 hours of continuous operation, designated by Seller, and delivery of capacity and energy by the Project to Sierra. As soon as possible after the completion of the test period of 100 hours, Seller shall notify Sierra that the test is complete, and specify the beginning and ending hour of said 100 hour test period.

     d. Sierra will determine, (1) the average Adjusted Net Metered Output during the 100-hour period, and (2) the average of the 25 maximum on-peak and mid-peak hours of Adjusted Net Metered Output during the test period, regardless of whether said 25 hours are continuous. The Contract Rating for purposes of this Agreement shall be the lesser of
          (1) the 100 hour average divided by eight-tenth (0.80) or (2) the average of the 25 maximum on-peak and mid-peak hours in that time period.

     e. In accordance with the provisions of section 21, Sierra shall notify Seller, as soon as reasonably practicable after Seller's Commercial Operation Date, of the Contract Rating established under this Section. Said notification shall be incorporated into this Agreement as Exhibit B.

8.   RATE.
     ----

     a. Net Metered Output quantities shall be reduced to reflect the additional system transmission losses, if any, that are determined to be applicable to Seller's Project. The amount of the reduction shall be deemed zero for purposes of this Agreement. All payments under this Section shall be based upon such Adjusted Net Metered Output quantities.

     b. Sierra shall pay Seller for the Adjusted Net Metered Output of Seller's Project produced between the effective date of this Agreement and 2400 hours on the Commercial Operation Date pursuant to Sierra's Schedule CSPP, attached hereto and incorporated by reference as Exhibit C.

     c. If the Commercial Operation Date of the Project is on or before 2400 hours on December 31, 1988, then

          (1) Sierra will pay Seller, during the period commencing on the Commercial Operation Date and continuing for the first ten (10) years of the Term, for all Adjusted Net Metered Output purchased from Seller's Project at a rate calculated at 90% of the rates set forth in Exhibit D.

          (2)  Sierra will pay Seller, during the period commencing on the tenth
               (10th) anniversary of the Commercial Operation Date and continuing for the balance of the Term, for all Adjusted Net Metered Output purchased from Seller's Project under the rates set forth in Exhibit C.

     d. If the Commercial Operation Date is after December 31, 1988 but before March 31, 1989 then;

          (1) Sierra will pay Seller, during the period commencing on the Commercial Operation Date and continuing for the first ten (10) years of the Term, for all Adjusted Net Metered Output purchased from Seller's Project under the rates set forth in Exhibit D.

          (2)  Sierra will pay Seller, during the period commencing on the tenth
               (10th) anniversary of the Commercial Operation Date and continuing for the balance of the Term, for all Adjusted Net Metered Output purchased from Seller's Project under the rates set forth in Exhibit C.

9.   PROJECT SCHEDULE.  Seller's best estimate of its completion dates for
     ----------------
     project activities related to establishing a Commercial Operation Date by March 31, 1989 are set forth below. Seller shall complete the project activities by 2400 hours on the date specified for each activity. If any activity is not completed by the time specified, this Agreement shall terminate effective 2400 hours on the specified completion date.


                      ACTIVITY                   COMPLETION DATE
                      --------                   ---------------

a.    Pouring of concrete foundations for the
      turbine-generators.                        August 1, 1988


b.    Placement of the two turbine generators
      on their foundation and the connection
      of all required fuel piping including
      geothermal and hydrocarbon fluid piping.   Nov. 14, 1988




c.    Establish the Commercial Operation Date-
      this shall mean the completion of the
      activities required in Section 7.a.,
      7.b., and 7.c.                             March 30, 1989


10.  METERING.  Seller's Adjusted Net Metered Output shall be determined by
     --------
     meters installed at or compensated to the Point of Delivery and adjusted for appropriate system transmission losses pursuant to Section 8.a. The metered quantities shall be the gross Project output less Station Use. All meters will be sealed, operated, and tested in accordance with Sierra's Electric Rules No. 16 and No. 17, attached hereto and incorporated by reference as Exhibits G and H, respectively. Upon approval by the PSCN of any amendments or supplements to, or replacement of such Rules,

     Exhibits G and H shall be changed to reflect those amendments, supplements or replacements.

11.   SELLER'S PURCHASE OF CAPACITY AND ENERGY.
      ----------------------------------------

       a. Subject to Sierra's transmission capacity limitations, Sierra agrees to provide electric capacity and energy to meet Seller's Station Use at times when Seller's Project generation output is less than the Project Station Use. Such service shall be provided pursuant to the applicable rate schedule attached hereto as Exhibit I, which is applicable to the backup/standby service that is being provided to Seller under this Agreement. Such sale shall be subject to the provisions of Rule No. 2 "Description of Service" attached hereto as Exhibit J.

       b. Seller agrees to limit the starting inrush electric current of its generators and motors so as not to cause more than a 4 percent voltage dip on Sierra's distribution system to which Seller's Project is interconnected.

12.   PAYMENT.
      -------

       a. Capacity and energy sold to Sierra, pursuant to Section 6, shall be determined by meters installed at or compensated to the Point of Delivery. Such meters shall be read on a monthly billing period basis by Sierra and resulting amounts shall be used by Sierra to calculate the payment to Seller pursuant to Section 8. Within thirty (30) days of receipt of such meter readings, Sierra shall deliver payment for such capacity and energy to Seller at the address provided in Section 21.

   b. Electricity supplied to Seller pursuant to Section 11 shall be paid for by Seller upon receipt of billing from Sierra, pursuant to Exhibit I. Should Seller fail to pay statement(s) from Sierra in full pursuant to Exhibit I, Sierra may offset future payments to Seller under this Agreement by such amounts.

   c. Any other payments required to be made to Sierra under this Agreement shall be made by Seller within thirty (30) days of receipt of an invoice from Sierra requesting said payment. Should Seller fail to pay the amount of such invoice, Sierra may offset future payments to Seller under this Agreement by such amounts.

13.  MAINTENANCE.
     -----------

   a. Seller shall provide Sierra with a list of Scheduled Maintenance Periods by July 1 of each calendar year, but not later than six (6) months prior to beginning the proposed scheduled maintenance. Sierra shall provide Seller with scheduled maintenance periods on equipment that will impact the delivery of capacity and energy from Seller's Project as soon as reasonably practicable. The Parties shall coordinate with each other whenever possible to perform scheduled maintenance in order to minimize the impact on the Parties' systems .

   b. In the event the Project must be shut down for unscheduled maintenance, Seller shall notify Sierra as soon as practicable of the necessity of such shutdown, the time when such shutdown has occurred, or will occur, and the anticipated duration of the shutdown. Seller shall take all reasonable measures and exercise reasonable efforts to avoid unscheduled maintenance and to limit the duration of the shutdown.

     c. An operating procedures document prepared by Sierra which details the operation procedures to be followed by the Project operators ad Sierra's dispatchers shall be executed prior to delivery of capacity and energy from the Project.

14.  CONTINUITY OF DELIVERIES.  Subject to Prudent Electrical Practices, Sierra
     ------------------------
     may require Seller to curtail, interrupt, or reduce deliveries of Net Metered Output, in order for Sierra to construct, install, maintain, repair, replace, remove, investigate, or inspect any of Sierra's equipment or any part of its system, or if Sierra determines that curtailment, interruption, or reduction is necessary because of emergencies, operating conditions, other than economic dispatch, on its system. Seller shall reduce its generation at Sierra's request on any hour that Sierra would otherwise be required to operate Sierra's plants below a minimum operational level. In such circumstances, Sierra shall not be obligated to accept deliveries of, or pay Seller for, Adjusted Net Metered Output that otherwise would have been delivered during such period of curtailment, interruption, or reduction. Sierra shall use reasonable efforts to resume acceptance as soon as is reasonably practicable.

15.  PROJECT DESIGN, CONSTRUCTION, AND OPERATION.
     -------------------------------------------

     a. Seller shall, at Seller's expense, design, construct, install, operate, and maintain Seller's Project. Specific special Project requirements as noted in the interconnection study conducted by Sierra dated July 7, 1987 shall be incorporated into the design of the Project. Seller shall provide Sierra with those specification, drawings, and electrical data concerning the Project necessary to allow Sierra to make stability and protection studies. All specifications and changes in specifications, including new or additional equipment, shall be subject to Sierra's review and acceptance. Such review and acceptance shall be completed promptly but in no event longer than sixty (60) days after receipt by Sierra and shall be for the sole purpose of insuring that Seller's Project is compatible with Sierra's system. Such acceptance shall not be unreasonably withheld. Sierra's acceptance of Seller's specifications, drawings, and electrical data shall not be construed as confirming nor endorsing the design, nor as a warranty of safety, durability, or reliability of the Project. Sierra shall not, by reason of any review, acceptance, or failure to review, be responsible for the Project, including but not limited to the strength, details of design, adequacy or capacity thereof, nor shall Sierra's acceptance be deemed to be an endorsement of the Project.

    b. The design and construction of the Project shall be Seller's responsibility, and Seller shall ensure that the requirements of all applicable federal, state, and local laws, and all regulations promulgated by such laws are met. Prior to commencement of generation, and upon completion of any major changes, Seller at Seller's expense, shall arrange for the Project to be inspected and approved by appropriate federal, state, and local officials to the extent required by applicable law.

    c. Once Seller's and Sierra's electrical facilities are connected, both Parties will operate their respective facilities in accordance with Rule No. 15 (Exhibit K)

          Sierra's Specification 2.2 GN 02 (Exhibit L), and revisions and replacements thereto; the Facility Wiring Diagram and Specifications (Exhibit M) and the Final Interconnect Drawing agreed upon by the Parties to this Agreement (Exhibit N). The Parties acknowledge that with operating experience adjustment of the operating requirements may be necessary.

      d. Sierra's obligation to interconnect Seller's Project is contingent upon the approval of plans and specifications described in Section 16 below.

16. INTERCONNECTION
    ---------------

    a. Seller shall install all Seller's Interconnection Equipment. Seller's Interconnection Equipment shall be of utility grade and of a rating sufficient to accommodate the delivery of the generation under this Agreement. Seller shall allow Sierra to review the adequacy of all protective devices and to establish requirements for settings and periodic testing, provided, however, that neither such action or inaction by Sierra shall be construed as warranting the safety or adequacy of Seller's Interconnection Equipment. Seller shall not make any modification to Seller's Interconnection Equipment which substantially affects the delivery of electricity without advance written notification to Sierra and ultimate acceptance of each change by Sierra. Such review shall be done promptly but in any event no longer than sixty (60) days from Sierra's receipt of all information necessary for such review. Such acceptance shall not be unreasonably withheld. All such equipment installed hereunder shall conform with the National Electrical Code. Seller shall reimburse Sierra for Sierra's costs associated with initial and periodic testing of Seller's Interconnection
          Equipment.

      b. Connection of Seller's Interconnection Equipment to Sierra's system shall be by or under the direction of Sierra at Seller's expense. Sierra shall schedule and complete the final interconnection and testing of the interconnection facilities pursuant to a Special Facilities Agreement.

      c. In the event that it is necessary for Sierra to install any facilities and equipment on Sierra's system or to reinforce Sierra's system to accommodate Seller's deliveries, Seller shall reimburse Sierra for all of Sierra's costs associated therewith, in accordance with the provisions of a Special Facilities Agreement. Not less often than annually, Seller shall also reimburse Sierra pursuant to Section 12 above, for all of Sierra's operation and maintenance costs resulting from Sierra's installation of facilities and equipment under a Special Facilities Agreement. In addition, Seller shall pay for the cost of the replacement of any such facilities during the term of this Agreement. Sierra shall use reasonable efforts to minimize such costs.

17.  CONDITIONS.  The obligation of Sierra to accept delivery of or purchase
     ----------
capacity and energy under this Agreement is conditioned upon receipt of copies of the following documents by Sierra prior to the initial delivery of Adjusted Net Metered Output.

     a. Evidence of the certification of Seller's Project as a cogeneration or small power production facility by the FERC pursuant to PURPA and the regulations promulgated pursuant to said Act; and

     b. Evidence of application for and receipt by Seller of any permits or other approvals required by Chapter 704 of the Nevada Revised Statutes; and

     c. A statement by independent qualified professionals sufficient to establish that Seller's Project has geothermal resource supply and generation equipment capable of producing energy and capacity at its Contract Rating for the full Term of this Agreement; and

     d. Plans and specifications for Seller's Project and Interconnection Equipment which are acceptable to Sierra, as set forth in Sections 15 and 16 above; and

     e. Evidence that Seller has made all filings necessary to qualify to do business in the State of Nevada.

18.  LIABILITY AND INDEMNIFICATION.  Each Party shall indemnify and hold
     -----------------------------
harmless the other Party against and from any and all loss and liability for personal injury or property damage, resulting from or arising out of (1) the engineering, design, construction, maintenance, or operation of or (2) the making of replacements, additions, or betterments to, the indemnitor's facilities. Neither Party shall be indemnified for liability or loss to the extent such liability or loss results from, or is contributed to by, that Party's negligence or willful misconduct. The indemnitor shall, on the other Party's request, defend any suit asserting a claim covered by this indemnity, and shall pay all costs, including reasonable attorney fees, that may be incurred by the other Party in enforcing this indemnity.

19.       INSURANCE.
          ---------

          a. Seller shall maintain worker's compensation or self-insurance which satisfies the applicable requirements of Nevada law. Within thirty
          (30) days after execution of this Agreement, Seller shall provide Sierra with a certificate evidencing such insurance.

          b. Prior to connection of the Project to Sierra's system, Seller shall secure and continuously carry for the Term hereof, with an insurance company or companies acceptable to Sierra, insurance policies for bodily injury and property damage liability. Such acceptance shall not be unreasonably withheld. Such insurance shall include: provisions or endorsements naming Sierra as additional insured as its interest may appear; provisions that such insurance is primary insurance with respect to the interest of Sierra and that any insurance maintained by Sierra is excess and not contributory insurance with the insurance required hereunder; cross-liability or severability of insurance interest clause; and provisions that such policies shall not be cancelled or their limits of liability reduced without thirty (30) days prior written notice to Sierra. Initial limits of liability for all requirements under this Section shall be not less than $1,000,000 for each occurrence.

          c. Seller shall provide Sierra with a copy of each insurance policy required under this Section, certified as a true copy by an authorized representative of the issuing insurance company or, at the discretion of Sierra, in lieu thereof, a certificate in a form satisfactory to Sierra certifying to the issuance of such insurance. Seller shall submit such documents at the address listed in Section 21 prior to connection of the Project to Sierra's system and at all other times such as insurance policies are renewed or changed.

      d. If Seller has not obtained such insurance or maintained the status of such insurance, Seller shall not deliver capacity and energy to Sierra, and Sierra shall have no obligation to accept any tenders of delivery until appropriate insurance is obtained or reinstated. Sierra's obligation to purchase shall be reinstated only upon receipt of certificates of insurance showing that such insurance has, in fact, been obtained or reinstated.

20.  PERMITS, LICENSES, AND AUTHORIZATIONS.  It shall be Seller's responsibility
     -------------------------------------
to obtain any and all state, federal, and local permits, licenses, or other documents necessary to the construction and operation of Seller's Project and the sale of energy and capacity therefrom to Sierra. If Seller has not obtained such documents or maintained the status and approvals they represent, Seller shall not deliver capacity and energy to Sierra and Sierra shall have no obligation to accept any tenders of delivery until the appropriate documents are obtained or reinstated. Sierra's obligation to purchase shall be reinstated only upon receipt of proof that such documents have, in fact, been obtained or reinstated.

21.  NOTICES.  Whenever in this Agreement it shall be required, permitted,
     -------
or desired that notice or demand be given by either Party to or on the other, such notice or demand shall be in writing and may be either personally served or sent by United States mail and shall be deemed to have been given when personally served or when deposited in the United States mail, certified or registered, with postage prepaid and properly addressed. For the purposes hereof, the addresses of the Parties hereto, until notice of a change thereof is given as provided in this paragraph, shall be as follows:

Sierra:  Sierra Pacific Power Company
         Attention:  Manger, Power and Fuel Contracts
         6100 Neil Road, Reno, NV 89511
         P.O. Box 10100
         Reno, NV  89520
         Phone:  (702) 689-4889
         Telecopy:  (702) 689-4202

Seller:  Far West Capital, Inc.
         Attn: Thomas A. Quinn
         1135 East South Union
         Avenue Midvale, Utah 84047
         Phone: (801) 566-7771
         Telecopy: (801) 566-5541

22.  FORCE MAJEURE.
     -------------

     a. The term Force Majeure as used herein means unforeseeable causes beyond the reasonable control of and without the fault or negligence of the Party claiming Force Majeure including, but not limited to, acts of God; labor disputes; sudden actions of the elements; actions by federal, state, and municipal agencies; and actions of legislative, judicial, or regulatory bodies which prohibit or seriously impede performance under or compliance with the terms of this Agreement. Unless caused by an independent identifiable event of Force Majeure, the non-availability of geothermal resource supply to generate capacity and energy from the Project shall not be considered an event of Force Majeure.

          b. If either Party, because of Force Majeure, is rendered wholly or partly unable to perform its obligations under this Agreement, that Party shall be excused from whatever performance is affected by the Force Majeure to the extent so affected, provided that:

                 (1) The Party claiming Force Majeure promptly gives the other Party oral notice, followed by written confirmation describing the particulars of the occurrence.

                 (2) The suspension of performance is of no greater scope and of no longer duration than is required by the Force Majeure.

                 (3) The nonperforming Party uses its best efforts to remedy its inability to perform. This subsection shall not require settlement of any strike, walkout, lockout, or other labor dispute on terms which in the sole judgment of the Party involved in the dispute, are contrary to its interest. It is understood and agreed that settlement of strikes, walkouts, lockouts, or other disputes shall be at the sole discretion of the Party having the difficulty.

                 (4) When the nonperforming Party is able to resume performance of its obligation under this Agreement, that Party shall give the other Party written notice to that effect.

23.  SUCCESSORS IN INTEREST.  This Agreement shall be binding on both Parties,
     ----------------------
     and on their heirs, successors in interest, and permitted assigns except as provided in Section 25 below.

24.  ASSIGNMENT.  Subject to Section 25 below, neither Party shall voluntarily
     ----------
     assign this Agreement without the prior written consent of the other Party. Such consent shall not be unreasonably withheld. Any assignment made without such consent shall be void.

25.  COLLATERAL ASSIGNMENTS.  Either Party shall have the right, without the
     ----------------------
     other Party's consent, but with a thirty (30) day prior written notice to the other Party, to make a collateral assignment of its rights under this Agreement to satisfy the requirements of any development, construction, or other long-term financing.

     A collateral assignment as described above shall not constitute a delegation of Seller's obligations under this Agreement, and this Agreement shall not bind the collateral assignee. Any collateral assignee succeeding to any portion of the ownership interest of Seller in the Project shall be considered Seller's successor in interest and shall thereafter be bound by this Agreement.

26.  ENTIRE AGREEMENT.  This document constitutes the entire agreement of the
     ----------------
     Parties and supersedes all previous agreements whether written or oral. This Agreement may be amended only by an instrument in writing signed by both Parties hereto.

27.  GOVERNING LAW.  This Agreement shall be interpreted, governed by and
     -------------
     construed according to the laws of the Sate of Nevada, as if executed and to be performed wholly within the State of Nevada, and any litigation by the Parties as to this Agreement shall be in a court of competent jurisdiction within the State of Nevada.

28.  PSCN APPROVAL.  The obligation of Sierra to purchase capacity and energy
     -------------
     from Seller pursuant to this Agreement is hereby made expressly conditional on the approval of this Agreement by the PSCN. The Parties shall take all reasonable actions necessary to secure approval by the PSCN of this Agreement in its entirety and without change. PSCN approval shall be sought as soon as reasonably practicable subsequent to the date of execution of this Agreement.

     Failure of the PSCN to approve this Agreement shall terminate this Agreement effective as of the date of such PSCN action. PSCN approval shall not be considered to have occurred unless the PSCN issues an order within ninety (90) days of the filing of this Agreement for approval, which order:

     a.  Approves this Agreement in its totality and without change; and

     b. Makes a specific finding and order that (1) in the event the 85 MW cap established in the PSCN Opinion and Order in Docket 87-126, as modified, is not filled, the Project's Contract Rating shall be included in the 85 MW cap or (2) in the event the 85 MW cap is filled, the Project's Contract Rating shall be included as a Sierra capacity resource eligible to meet Sierra's load requirements; and

     c. Makes a specific finding and order that Sierra acted in a reasonable and prudent manner in executing this Agreement.

29.  NOTICE OF SALE OF PROJECT.  Seller is aware that Sierra may be interested
     -------------------------
     in purchasing the Project at some future date. In the event Seller is considering a sale of the Project, it will use reasonable effort to notify Sierra of the Project's availability for sale. In no event shall this be construed to be a first right of refusal.

30.  DISPUTE RESOLUTION.  In the event that a dispute should arise between
     ------------------
     Sierra and Seller concerning the terms and enforcement of this Agreement, the Parties agree to resolve their dispute by means of binding arbitration conducted in Reno, Nevada, under the rules and procedures of the American Arbitration Association. The Parties shall first endeavor to select a single arbitrator who, by reason of his/her education and experience, is mutually acceptable to both Parties. If the Parties are unable to agree upon a single arbitrator, they shall each choose one (1) arbitrator, and the two arbitrators thus selected shall chose a third arbitrator to form a three-member panel to hear and resolve the dispute. In preparing their cases for presentation to the arbitrator(s), the Parties shall have the same rights of discovery afforded to litigants under the Nevada Rules of Civil Procedure and the local rules of the Second Judicial District Court for Washoe County, Nevada.

31.  MULTIPLE ORIGINALS.  Two (2) copies of this Agreement have been executed by
     ------------------
the Parties.  Each executed copy shall be deemed an original.

                    IN WITNESS WHEREOF, the Parties hereto have executed this Agreement this 29th day of October, 1988.

                                         Sierra:  SIERRA PACIFIC POWER COMPANY
                                         By /s/ Gerald Canning
                                            ----------------------------------
                                         Title: Vice President,
                                                ------------------------------
                                                Electronic Resources
                                                ------------------------------


                                         Seller:
                                         FAR WEST CAPITAL, INC.


                                         By /s/ Alan O. Melchior
                                            ----------------------------------
                                         Title: President
                                                ------------------------------
                                         Date: _______________________________